                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES
                               OF THE REGISTRANT




                                                                     Jurisdiction of Incorporation
                     Subsidiary                                             or  Organization
                     ----------                                             ----------------
    1.  P-Com United Kingdom, Inc.                                                   Delaware

    2.  P-Com (BARBADOS) FSC Limited                                                 Barbados

    3.  P-Com Finance Corporation                                                    Delaware

    4.  P-Com, Italia S.p.A.                                                          Italy

    5.  P-Com Network Services, Inc.                                                 Delaware

    6.  P-Com GmbH                                                                   Germany

    7.  Telematics, Inc.                                                             Virginia

    8   P-Com Services (UK) Limited                                                  England

    9.  P-Com Corp., Int'l (Cayman) Ltd.                                          Cayman Islands

    10. P-Com Finance Corp.                                                          Delaware